UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2015

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2015, The Corporate Executive Board Company (the “Company”) issued a press release with respect to its earnings for the three months ended March 31, 2015 and updated its 2015 guidance. On April 24, 2015, the Company’s Board of Directors approved a cash dividend for the second quarter of 2015 of $0.375 per share payable on June 30, 2015 to shareholders of record on June 15, 2015. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Presentation slides used during the Company’s investor conference call, set for April 29, 2015, at 9:00 a.m. ET, may be accessed at http://ir.executiveboard.com/phoenix.zhtml?p=irol-eventDetails&c=113226&eventID=5190402 no later than the starting time of the conference call.

Item 8.01. Other Events.

On April 28, 2015, the Company announced the change of the Company’s name, effective May 15, 2015, to CEB Inc. from The Corporate Executive Board Company. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for the first quarter 2015 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY
(Registrant)
Date: April 28, 2015
	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for the first quarter 2015 earnings.